Exhibit 5.9

EXPERT’S CONSENT

To:	TSX Venture Exchange

AND TO:	British Columbia Securities Commission Alberta Securities Commission Ontario Securities Commission Autorité des marchés financiers United States Securities and Exchange Commission

I, Robert J. Leader, P. Eng., of Micon International Limited, hereby confirm that I have read the Offer and Circular of Rusoro Mining Ltd. (the “Company”) furnished with the Company’s offer dated December 15, 2008 to purchase all of the outstanding Class A common shares and all of the outstanding equity units of Gold Reserve Inc.

I hereby consent to the use of my name in connection with references to my preparation or my supervision of the preparation of the information that forms the basis of the summary (the “Summary”) of the technical report entitled “Technical Report on the Mining and Processing Operations of Hecla Mining Company, Estado Bolivar, Venezuela” dated August 1, 2008 (the “Technical Report”) and to the use of the Summary in the Offer and Circular and to the references, as applicable, to my name by way of incorporation by reference of the Company’s Annual Information Form dated December 12, 2008 (the “AIF”).

I also hereby confirm that I have read the Summary of the Technical Report contained in the Offer and Circular by way of incorporation by reference of the AIF and that I have no reason to believe there are any misrepresentations in the information contained therein that is derived from the Technical Report or that is within my knowledge as a result of the services that I have performed in connection with the Technical Report.

I further consent to the references to the use of my name included or incorporated by reference in the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in connection with the Technical Report and all other references to my name included or incorporated by reference in such Registration Statement.

I further consent to the reference to the Technical Report in the Offer and Circular and in the Company’s written Marketing Presentation.

Vancouver, British Columbia
December 15, 2008	/s/Robert J. Leader
Robert J. Leader, P. Eng.

EXPERT’S CONSENT

To:	TSX Venture Exchange

AND TO:	British Columbia Securities Commission Alberta Securities Commission Ontario Securities Commission Autorité des marchés financiers United States Securities and Exchange Commission

I, Robert J. Leader, P. Eng., of Micon International Limited, hereby confirm that I have read the Offer and Circular of Rusoro Mining Ltd. (the “Company”) furnished with the Company’s offer dated December 15, 2008 to purchase all of the outstanding Class A common shares and all of the outstanding equity units of Gold Reserve Inc.

I hereby consent to the use of my name in connection with references to my preparation or my supervision of the preparation of the information that forms the basis of the summary (the “Summary”) of the technical report entitled “Technical Report on the PMG (Gold Fields) Choco 10 Concession and Mine Estado Bolivar, Venezuela” dated November 21, 2007 (the “Technical Report”) and to the use of the Summary in the Offer and Circular and to the references, as applicable, to my name by way of incorporation by reference of the Company’s Annual Information Form dated December 12, 2008 (the “AIF”).

I also hereby confirm that I have read the Summary of the Technical Report contained in the Offer and Circular by way of incorporation by reference of the AIF and that I have no reason to believe there are any misrepresentations in the information contained therein that is derived from the Technical Report or that is within my knowledge as a result of the services that I have performed in connection with the Technical Report.

I further consent to the references to the use of my name included or incorporated by reference in the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, in connection with the Technical Report and all other references to my name included or incorporated by reference in such Registration Statement.

I further consent to the reference to the Technical Report in the Offer and Circular and in the Company’s written Marketing Presentation.

Vancouver, British Columbia
December 15, 2008	/s/Robert J. Leader
Robert J. Leader, P. Eng.